SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

AMENDMENT NO.1 TO FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 23, 2010

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

(727) 934-3448
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This amended Form 8-K is being filed to disclose the issuance of securities in Item 3.02 pursuant to Agreement described in Item 1.01 and the related $1,000,000 payment received on July 6, 2010.

Item 1.01 Entry into a Material Agreement

On June 22, 2010, MagneGas Corporation (the “Company”), entered into phase II of its licensing agreement (“the Agreement”), by and between the Company and DDI Industry International Company, a Beijing, China company (“DDI”).

Pursuant to the Agreement, DDI will acquire exclusive MagneGas™ Technology and manufacturing rights.  DDI will also acquire 14,814,815 shares of the Company’s common stock at a purchase price of two million dollars ($2,000,000), of which $1,000,000 will be paid on or before September 30, 2010 and $1,000,000 on or before September 30, 2010. However, DDI has the option to extend the Phase II close until December 31, 2010.

Furthermore, DDI will grant the Company twenty percent (20%) ownership in MagneGas China (the “JV Entity”) and the Company’s CEO Dr. Ruggero Santilli will receive a full voting seat on the JV Entity’s Board of Directors while DDI’s CEO Allen Feng will receive a full voting seat on the Company’s Board of Directors.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement set forth in Item 1.01 we issued 7,407,407 shares of unregistered Common Stock to DDI.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Joint Venture Contract among DDI Industry International (Beijing) Co., Ltd., MagneGas Corporation and Hyfuels, Inc *.
10.2	Securities Purchase Agreement by and between DDI Industry International Inc. Limited and MagneGas Corporation *
10.3	Articles of Association of MagneGas Technology (Beijing) Co. Ltd. *
10.4	Intellectual Property Transfer/License Agreement among DDI Industry International (Beijing) Co., Ltd., MagneGas Technology (Beijing) Co. Ltd., Magnegas Corporation and Hyfuels Inc. *

* Incorporated by reference to Form 8-K filed on June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MagneGas Corporation

Dated: July 12 , 2010	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer